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                                                                    EXHIBIT 99.1


[THE SHAW GROUP INC. LOGO]


FOR IMMEDIATE RELEASE

                                    CONTACT:  Laurie LaChiusa
                                              Vice President, Investor Relations
                                              & Corporate Communications
                                              225.932.2500



                 SHAW RECEIVES APPROVAL FOR SETTLEMENT OF CLAIMS

                                IN NRG BANKRUPTCY


            THE COMPANY ALSO RECEIVES FIVE-YEAR $175 MILLION CONTRACT

                TO PERFORM MAINTENANCE SERVICES FOR 26 NRG SITES


     Baton Rouge, Louisiana, November 18, 2003 - The Shaw Group Inc. (NYSE: SGR) today announced that it received approval from the U.S. Bankruptcy Courts in the Southern District of New York on November 6, 2003 and in Jackson, Mississippi on November 13, 2003 for the settlement of claims related to the cancellation of the LSP-Pike Energy, LLC ("Pike") power plant project in Mississippi. The Company also announced that its subsidiary, Stone & Webster Construction, Inc., has entered into a five-year, $175 million contract to perform supplemental maintenance, modification, engineering, environmental, and related services for 26 electric power generating facilities owned and operated by NRG Energy, Inc.

     As the Company disclosed in a prior announcement, among consideration received in the settlement is a fixed claim of $35 million, ownership of the Pike project materials and equipment, excluding the turbines, as well as ownership of the project site. In October, Shaw sold its fixed claim for net proceeds of $14.7 million.

     Under the terms of the supplemental maintenance agreement, Shaw will provide fleet-wide maintenance assessments and services, as well as unit overhauls at NRG sites located in the Northeast, Midwest, Mid-Atlantic, South Central and Western United States. The Company recently completed a maintenance overhaul at Big Cajun II, a three-unit coal-fired facility in New Roads, Louisiana.

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     "The successful outcome of what has been a very difficult situation for both parties can be attributed to our creative approach and cooperative negotiation to bring this to an amicable resolution. We protected the interests of our shareholders and also laid the groundwork for what we hope will be a profitable long-term relationship with NRG Energy," stated J.M. Bernhard, Jr., Chairman and Chief Executive Officer of The Shaw Group Inc.

     "We have made a concentrated effort to further expand our maintenance business, which has more than doubled its revenues year over year, and this recent award heightens our confidence that this business will continue to grow at a healthy pace," continued Mr. Bernhard. "Furthermore, our broadening maintenance operations also present opportunities to expand the use of additional Shaw services within our customer base across North America and internationally."

     NRG Energy, Inc. owns and operates a diverse portfolio of power-generating facilities, primarily in the United States. Its operations include competitive energy production and cogeneration facilities, thermal energy production and energy resource recovery facilities.

     The Shaw Group Inc. is a leading provider of consulting, engineering, construction, remediation and facilities management services to government and private sector clients in the environmental, infrastructure and homeland security markets. Shaw is also a vertically integrated provider of comprehensive engineering, consulting, procurement, pipe fabrication, construction and maintenance services to the power and process industries worldwide. The Company is headquartered in Baton Rouge, Louisiana and employs approximately 14,800 people at its offices and operations in North America, South America, Europe, the Middle East and the Asia-Pacific region. Additional information on The Shaw Group is available at www.shawgrp.com.


     The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for certain forward-looking statements. The statements contained herein that are not historical facts (including without limitation statements to the effect that the Company or its management "believes," "expects," "anticipates," "plans," or other similar expressions) and statements related to revenues, earnings, backlog, or other financial information or results are forward-looking statements based on the Company's current expectations and beliefs concerning future developments and their potential effects on the Company. There can be no assurance that future developments affecting the Company will be those anticipated by the Company. These forward-looking statements involve significant risks and uncertainties (some of which are beyond our control) and assumptions and are subject to change based upon various factors. Should one or more of such risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in the forward-looking statements. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. A description of some of the risks and uncertainties that could cause actual results to differ materially from such forward-looking statements can be found in the Company's reports and registration statements filed with the Securities and Exchange Commission, including its Form 10-K and Form 10-Q reports, and on the Company's website under the heading "Forward Looking Statement". These documents are also available from the Securities and Exchange Commission or from the Investor Relations department of Shaw. For more information on the company and announcements it makes from time to time on a regional basis visit our website at www.shawgrp.com.

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